Exhibit 99.1
              Sypris Lowers Earnings Forecast for 2004;
          Program Delays and Steel Deliveries Impact Outlook

    LOUISVILLE, Ky.--(BUSINESS WIRE)--June 30, 2004--Sypris Solutions, Inc. (Nasdaq/NM:SYPR) today reported that it is lowering its financial outlook for the second quarter and full year 2004. The Company now expects earnings for the second quarter to be in the range of $0.10 to $0.12 per diluted share, based on 18.7 million weighted average shares outstanding, compared to prior guidance of $0.21 to $0.23 per diluted share. Revenue for the second quarter is expected to approximate $94 million versus a prior forecast of $96 to $99 million.
    "Shipments to aerospace and defense customers failed to reach planned levels," said Jeffrey T. Gill, president and chief executive officer, "driven in large part by our customer's request to delay planned shipments on the Apache helicopter program in order to upgrade certain software, while rapidly escalating demand from truck component customers resulted in considerable manufacturing inefficiencies as we worked to adjust production schedules and capacity to coincide with steel allocations and customer needs."
    "In addition to delayed shipments on the Apache, we are seeing signs that funds are increasingly being diverted from program accounts to support the operating needs of our military. Planned sales on a number of smaller government programs continue to be postponed and as a result, we believe that it is prudent to establish a more conservative outlook for this part of our business for 2004, at least until such time as the flow of funds to a variety of programs resumes on a more reliable basis."
    Gill continued, "The outlook for our Industrial Group continued to strengthen, with orders expected to increase 230% over the second quarter of 2003 and 40% sequentially from the first quarter of this year, as a result of the rapid growth in build rates for commercial vehicles and the commencement of new long-term contracts in 2004. Unfortunately, the timely delivery of steel has created a significant operational challenge as we continue to strive to match rapidly rising production schedules with intermittent steel deliveries. The resultant overtime, shortened production runs and expedited shipments required to support customer needs has had a material impact on margins in the short-term."
    "As we look to the balance of the year, the Company's top line for 2004 is now expected to be in the range of $405 to $415 million, which represents a 63% increase at the midpoint of our guidance, with the Industrial Group representing a greater percentage of the total than in prior forecasts. Earnings per share are now expected to be in the range of $0.70 to $0.80 per share compared to prior guidance of $0.95 to $1.05 per share and $0.56 per share for 2003, reflecting a gradual improvement in production efficiencies as we move through the balance of the year."
    Gill added, "This revised outlook includes the expected impact of the outsourcing agreement with Dana for business in Toluca, Mexico, which was also announced today. This contract is expected to generate an additional $7 to $8 million of revenue for Sypris during each of the third and fourth quarters of this year, $45 to $50 million of revenue during 2005 and $65 million of annual revenue upon reaching full production. The earnings impact of the new contract is expected to be negligible for 2004 as we incur certain transition expenses associated with the absorption of the new operation, but is forecast to contribute $0.10 to $0.12 per diluted share to earnings for 2005, assuming 19.2 million weighted average shares outstanding.
    "As we look beyond this year, the impact of new contract awards with Dana and ArvinMeritor are expected to fuel the future growth of the Company's top line, with preliminary revenue expectations in the range of $480 to $500 million for 2005."

    The Industrial Group

    Revenue for our Industrial Group is forecast to increase 123% to $56.0 million in the second quarter from $25.1 million for the prior year period, and to increase 15% sequentially from the first quarter of this year. These results are in line with expectations, but are approximately $4.0 to $5.0 million less than internal targets, primarily as a result of a lack of steel to produce product. Gross profit for the quarter is expected to increase 78% to $5.9 million from $3.3 million for the same period in 2003, but to decline sequentially from $6.6 million in the first quarter of this year as a result of the production inefficiencies mentioned earlier.
    "Net orders are expected to increase 230% to a record $80 million for the quarter, without including the initial orders from the Dana Toluca transaction, while backlog is expected to increase 129% to a record $107 million," said Gill. "The transition of the new contract with ArvinMeritor, which began on May 3, 2004, has proceeded smoothly and we are very pleased with the results of our new plant in Kenton, Ohio. We expect the outlook for demand from customers in this segment to continue to strengthen over the next couple of years, while the recovery in margins will be somewhat dependent upon the smoothing out of steel deliveries, which we hope will improve as we move through the balance of this year."

    The Electronics Group

    Revenue for the Electronics Group is expected to decline to $37.0 million in the second quarter from $45.5 million for the prior year period, and to decline 10% sequentially from the first quarter of this year. These results reflect a $6.0 to $7.0 million shortfall to internal targets and were driven by a request from Honeywell to delay $6.0 million of planned shipments during the quarter for the Apache helicopter program. Gross profit for the quarter is forecast to be $7.1 million compared to $9.7 million for the prior year period, and down from $7.9 million in the first quarter of 2004, primarily as a result of the decline in revenue.
    Gill said, "The quarter is expected to be a challenging one for our Electronics Group. The delay of $6.0 million of planned shipments to Honeywell was disappointing, but understandable. Honeywell was asked to upgrade certain software functions in the avionics package as a result of the military's experience with the Apache in Iraq and Honeywell has temporarily reduced demand for our components until the upgrade is complete. Recovery of these delayed shipments is now expected to occur during the first half of 2005."
    A conference call is scheduled for Wednesday, June 30, 2004, at 5:30 p.m. Eastern Time to discuss the content of this release. The call can be accessed live via the Internet. Visit www.sypris.com or www.fulldisclosure.com for the link to the call or to listen to a replay of the call, which will be available for 30 days.
    Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics, truck components and assemblies, and for users of test and measurement equipment. For more information about Sypris Solutions, visit its Web site at www.sypris.com.
    This press release, and any oral statements made with reference to this cautionary guidance, includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as they relate to, or may affect, the Company's future results. These statements only reflect management's current opinions; and no assurance can be given, that any of these results will actually occur. Important factors could cause performance to differ materially from projected results contained in, or based upon, these statements, including: the ability to successfully manage growth or contraction in the economy, or the commercial vehicle or electronics markets; access to capital on favorable terms as needed for operations or growth; the ability to achieve expected annual savings and synergies from past and future business combinations; the ability to successfully integrate past and future business combinations; competitive factors and price pressures; availability of raw materials such as steel or third party component parts on a timely basis at reasonable prices; inventory risks due to shifts in market demand and/or price erosion of purchased components; changes in product mix; program changes, delays, or cancellations by the government or other customers; concentrated reliance on major customers or suppliers; cost and yield issues associated with the Company's manufacturing facilities; revisions in estimated costs related to major contracts; labor relations; risks inherent in operating abroad, including foreign currency exchange rates; performance of our pension fund portfolios; changes in applicable law or in the Company's regulatory authorizations, security clearances, or other legal rights to conduct its business, deal with its work force or export goods and services; adverse regulatory actions, or other governmental sanctions; risks of litigation, including litigation with respect to environmental or asbestos-related matters, customer or supplier claims, or stockholders; the effects (including possible increases in the cost of doing business) resulting from future war and terrorists activities or political uncertainties; natural disasters, casualties, utility disruptions, or the failure to anticipate unknown risks and uncertainties present in the Company's businesses; dependence on current management; as well as other factors included in the Company's reports filed with the Securities and Exchange Commission.

    CONTACT: Sypris Solutions Inc., Louisville
             David D. Johnson, 502-329-2000